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                                 Exhibit 99(b)4
PYRAMID BANCORP, INC. AND SUBSIDIARY


UNAUDITED CONSOLIDATED BALANCE SHEET
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                                                                                    September 30,
ASSETS                                                                                  1999
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                                                                                   (In thousands)

   Cash and due from banks                                                       $            3,679
   Interest-bearing deposits in banks                                                           259
   Federal funds sold                                                                         2,225
   Available for sale securities at fair value                                               25,592
   Held to maturity securities                                                                7,557
   Loans receivable                                                                          65,210
   Accrued interest receivable                                                                  744
   Cash surrender value of life insurance                                                     1,439
   Office buildings and equipment                                                             1,249
   Accrued interest receivable and other assets                                               1,647
                                                                               ---------------------

              TOTAL ASSETS                                                       $          109,601
                                                                               =====================

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
   Deposits                                                                      $           87,613
   Borrowings                                                                                11,215
   Accrued interest payable                                                                     562
   Other liabilities                                                                          1,019
                                                                               ---------------------
              TOTAL LIABILITIES                                                             100,409
                                                                               ---------------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
   Common stock, $1 par value; 125,000 shares authorized;
      and 68,900 shares issued and outstanding                                                   69
   Surplus                                                                                    3,712
   Retained earnings                                                                          5,581
                                                                               ---------------------
                                                                                              9,362
   Accumulated other comprehensive income                                                     (170)
                                                                               ---------------------
              TOTAL STOCKHOLDERS' EQUITY                                                      9,192
                                                                               ---------------------

              TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $          109,601
                                                                               =====================
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